                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SpeedFam International, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                Stathy Darcy, Chapman and Cutler, 312-845-2992
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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



                         SPEEDFAM INTERNATIONAL, INC.
                               7406 WEST DETROIT
                            CHANDLER, ARIZONA 85226

                               ----------------

                          NOTICE AND PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 11, 1996

                               ----------------

  The Annual Meeting of Shareholders of SpeedFam International, Inc., an Illinois corporation (the "Company") will be held at the Wyndham Garden Hotel at 7475 West Chandler Boulevard, Chandler, Arizona 85226, on Friday, October 11, 1996, at 11:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

  1. To elect a Board of seven Directors; and

  2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

  Shareholders of record of the Company at the close of business on September 3, 1996, will be entitled to vote at the meeting. A copy of the Company's 1996 Annual Report, which includes audited financial statements, is enclosed. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James N. Farley

                                          James N. Farley
                                          Chairman of the Board

September 9, 1996


                                   IMPORTANT
  PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                         SPEEDFAM INTERNATIONAL, INC.
                               7406 WEST DETROIT
                            CHANDLER, ARIZONA 85226

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished to the shareholders of SpeedFam International, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's Annual Meeting of Shareholders to be held on October 11, 1996.

  Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the meeting or at any adjournment thereof.

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person. The Company may also reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Common Stock.

  The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, and independent auditors' report included in the Company's 1996 Annual Report. This Proxy Statement and form of proxy were first mailed to shareholders on or about September 9, 1996.

VOTING

  Shareholders of record on the books of the Company at the close of business on September 3, 1996, will be entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Wyndham Garden Hotel at 7475 West Chandler Boulevard, Chandler, Arizona 85226. The Company had outstanding on September 3, 1996, 10,580,613 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

  The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the Annual Meeting other than the matter referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

  The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote "against" the proposal. The seven nominees for Director who receive the most votes will be elected.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

  Seven Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company with the exception of Mr. Neil R. Bonke, are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director has been engaged in his present occupation for at least the past five years.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

  James N. Farley (67) has been a director of SpeedFam International, Inc. since 1961. He was appointed Chairman and Chief Executive Officer by the Board of Directors in 1993. Mr. Farley had been President of SpeedFam International, Inc. from 1967 to 1993. Prior to that, he was Vice President of Sales and had served as Business Manager since joining SpeedFam International, Inc. in 1960. Mr. Farley was instrumental in developing the organization and is presently responsible for developing and directing the future strategy of SpeedFam International, Inc. Mr. Farley also serves on the board of two privately-held companies. He holds a BSEE from Northwestern University.

  Makoto Kouzuma (56) has been a director of SpeedFam International, Inc. since 1982. He was appointed President and Chief Operating Officer of Speedfam International, Inc. in 1993. He was Executive Vice President of SpeedFam International, Inc. and had the additional post of President of SpeedFam Corporation from 1990 to 1993. He is also Executive Vice President and General Manager of SpeedFam Co., Ltd., the Company's joint venture in the Far East (the "Far East Joint Venture"). He has been responsible for the day to day operations of both Speedfam International, Inc. and the Far East Joint Venture, the latter since 1971. Mr. Kouzuma joined SpeedFam International, Inc. in 1969 to open a Japanese liaison office. He graduated as an Electrical Engineer from Chuo University in Tokyo, Japan. Mr. Kouzuma is a resident of Japan.

  Neil R. Bonke (54) was appointed director of SpeedFam International, Inc. by the Board of Directors in May 1996. Such appointment is effective upon Mr. Bonke's attendance at a SpeedFam International, Inc. Board meeting. Mr. Bonke will attend his first Board of Directors meeting on September 12, 1996. He has been Chairman of the Board of Electroglas, Inc. since April 1993, and its Chief Executive Officer from April 1993 through April 1996. He also serves on the Board of Directors of Sanmina Corp. and FSI International Inc. Electroglas, Inc., Sanmina Corp. and FSI International Inc., each a public company, are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Mr. Bonke was a Group Vice President of General Signal and President of General Signal's Semiconductor Equipment Operations from September 1991 to July 1993.

  Thomas J. McCook (72) has been a director of SpeedFam International, Inc. since 1979. He is currently serving as Vice Chairman of the Economic Development Council of Cape Coral, Florida and was formerly Vice President of Stewart-Warner, an automotive parts manufacturer.

  Dr. Stuart Meyer (59) has been a director of SpeedFam International, Inc. since 1982. He has been an Associate Professor of Management and Strategy at the Kellogg Graduate School of Management, Northwestern University since 1977.

  Robert M. Miller (69) has been a director of SpeedFam International, Inc. since 1990. He is currently Chairman of Okuma Technology Institute in Charlotte, North Carolina. The Okuma Technology Institute is dedicated to machine tool and cutting tool research and development. Since 1985, Mr. Miller has been President of ITMC Inc., a marketing consulting firm providing service to capital equipment manufacturers.

  Carl S. Pedersen (82) has been a director of SpeedFam International, Inc. since 1979. Since 1988, he has been Chairman Emeritus of Luther & Pedersen, a capital equipment distributor in Aurora, Illinois. He previously served as Chairman of Luther & Pedersen.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

  The Board of Directors currently consists of seven persons. The Company's non-employee directors each receive an annual retainer of $2,500, plus a fee of $500 for each Board meeting and Committee meeting they attend. In addition, each non-employee director annually receives an option to purchase 2,000 shares of Common Stock pursuant to the 1995 Stock Plan for Employees and Directors of the Company. All directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings.

  The Compensation Committee consists of Messrs. McCook, Meyer and Miller. The duties of the Compensation Committee are to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee (i) determines compensation for all officers of the Company, (ii) grants awards to officers under the Company's compensation and benefit plans and (iii) adopts major Company compensation policies and practices. The Compensation Committee met one time during fiscal 1996.

  The Audit Committee consists of Messrs. McCook, Meyer and Pedersen. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fees payable to the independent auditors and reviews audit results. The Audit Committee did not meet during fiscal 1996.

  The Board of Directors held 9 meetings during fiscal 1996. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Messrs. Farley and Kouzuma receive certain amounts from SpeedFam Co., Ltd. consisting of directors' fees and bonuses, as well as dividends on their individual holdings of stock in certain of SpeedFam Co., Ltd.'s subsidiaries. During the Far East Joint Venture's fiscal year ended April 30, 1995, Messrs. Farley and Kouzuma received an aggregate of approximately (Yen)15.3 million ($156,600) and (Yen)32.9 million, ($336,800), respectively (based upon the yen/dollar exchange rate on dates of payment). During the Far East Joint Venture's fiscal year ended April 30, 1996, Mr. Kouzuma received an aggregate of approximately (Yen)39.2 million ($399,587) (based upon the yen/dollar exchange rate on dates of payment). Pursuant to Mr. Farley's employment agreement with the Company, all amounts payable to Mr. Farley from the Far East Joint Venture since the date of his employment agreement and through April 30, 1996, totaling approximately $85,000, were directed to the Company. Prior to entering into his employment agreement with the Company and for the fiscal year ended April 30, 1996, Mr. Farley received an aggregate of approximately $44,000 from the Far East Joint Venture (based upon the yen/dollar exchange rate on dates of payment).

  Both Messrs. Farley and Kouzuma serve as directors of SpeedFam Co., Ltd. In addition, both serve as directors of SpeedFam Clean Systems Co. Ltd., a majority owned subsidiary of SpeedFam Co., Ltd. Mr. Kouzuma also serves as President of SpeedFam Clean Systems Co. Ltd. In addition, each of Messrs. Farley and Kouzuma own 5% of the outstanding capital stock of SpeedFam Clean Systems Co., Ltd. Messrs. Farley and Kouzuma also serve as directors of Met-Coil Limited, SpeedFam Co. Ltd.'s 50%-owned joint venture. Mr. Kouzuma owns 10.62% of the outstanding capital stock of Saku Seiki, a majority owned subsidiary of SpeedFam Co., Ltd., and serves as a director of Saku Seiki. Messrs. Farley and Kouzuma also serve as directors of several wholly owned subsidiaries of SpeedFam Co. Ltd., namely SpeedFam Korea Limited, SpeedFam Incorporated in Taiwan and SpeedFam India (Pvt.) Ltd.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers in fiscal 1996. Under the
Section 16(a) rules and subject to certain exceptions, directors and executive officers are required to file a Form 4 on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred. Messrs. Roger K. Marach and Christopher E. Augur, Chief Financial Officer of the Company and President of SpeedFam Corporation, respectively, were delinquent in their filing of such reports during fiscal 1996, each for two transactions. Messrs. Makoto Kouzuma and Robert R. Smith, Chief Operating Officer of the Company and Managing Director of SpeedFam Limited, respectively, were also delinquent in their filing of such reports during fiscal 1996, each for one transaction. Mr. James N. Farley, Chairman and Chief Executive Officer of the Company, was delinquent in his filing of such reports during fiscal 1996 for 16 transactions primarily related to gifts of Common Stock. Messrs. Farley and Marach were delinquent in their filing of such reports as co-trustees of the SpeedFam Employees Profit Sharing Trust during fiscal 1996, each for two transactions.

  In addition, Messrs. McCook, Meyer, Miller, Pedersen, each a director of the Company, were delinquent in their filing of such reports during fiscal 1996, each for one transaction.

  Reports describing all such transactions were subsequently filed.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiaries for fiscal 1997. A representative of KPMG Peat Marwick LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to shareholders' questions.

            OWNERSHIP OF SPEEDFAM INTERNATIONAL, INC. COMMON STOCK

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 3, 1996 by (i) each shareholder who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer (as defined herein) and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                         BENEFICIAL OWNERSHIP
                                                         -----------------------
NAME AND ADDRESS                                           NUMBER      PERCENT
- ----------------                                         ------------ ----------
James N. Farley(1)(2)...................................    2,562,525     24.2%
Nancy Jo Farley(1)(3)...................................    1,110,850     10.5
Makoto Kouzuma(1)(4)....................................      835,420      7.8
SpeedFam Employees Profit Sharing Trust(1)(5)...........      339,380      3.2
Roger K. Marach(6)......................................       70,808        *
Christopher E. Augur....................................       54,608        *
Robert R. Smith(7)......................................      172,624      1.6
Neil R. Bonke...........................................            0        *
Thomas J. McCook........................................       50,400        *
Dr. Stuart Meyer........................................       76,780        *
Robert M. Miller........................................       18,780        *
Carl S. Pedersen(8).....................................       70,780        *
All directors and executive officers as a group
 (10 persons)...........................................    3,912,725     36.2%

- --------
*Less than one percent.
(1) The business address of Messrs. Farley and Kouzuma, Mrs. Farley and the SpeedFam Employees Profit Sharing Trust is 7406 West Detroit, Chandler, Arizona 85226.
(2) All shares beneficially owned by Mr. Farley are held in the James N. Farley Trust, of which Mr. Farley acts as sole trustee. Excludes (i) shares beneficially owned by Nancy Jo Farley (Mr. Farley's spouse), (ii) an aggregate of 1,588,525 shares beneficially owned by Mr. Farley's adult children, (iii) 762,780 shares held in the Makoto Kouzuma Trust, a revocable trust, of which Mr. Farley serves as co-trustee, and (iv) 339,380 shares owned by the SpeedFam Employees Profit Sharing Trust, of which Mr. Farley acts as co-trustee. Mr. Farley disclaims beneficial ownership of all shares referred to (i) through (iv) above.
(3) Of such shares, 727,400 are held in the Nancy Jo Farley Trust, a revocable trust. Charles A. Kelly, Secretary of the Company, acts as co-trustee of such trust with Mr. Farley (the spouse of Nancy Jo Farley). Pursuant to the trust agreement, Mr. Kelly has sole voting and dispositive power over shares held in the trust. The Nancy Jo Farley Trust may be voluntarily terminated by Mrs. Farley at any time. Includes 383,450 shares of Common Stock over which Mrs. Farley has sole voting and dispositive power as Custodian for ten minor grandchildren. Mrs. Farley disclaims beneficial ownership as to such shares. Excludes shares beneficially owned by Mr. Farley and an aggregate of 1,588,525 shares beneficially owned by Mrs. Farley's adult children, as to all of which Mrs. Farley disclaims beneficial ownership.
(4) Of such shares, 762,780 are held in the Makoto Kouzuma Trust, a revocable trust. Mr. Kelly and Mr. Farley act as co-trustees of such trust and share voting and dispositive power over shares held in the trust. The Makoto Kouzuma Trust may be voluntarily terminated by Mr. Kouzuma at any time. The remaining 72,640 shares are subject to issuance to Mr. Kouzuma upon the exercise of certain stock options.
(5) Messrs. Farley, Marach and Kelly act as co-trustees of the Plan and share voting and dispositive power over shares held by the Plan.
(6) Excludes 339,380 shares owned by the SpeedFam Employees Profit Sharing Trust of which Mr. Marach serves as co-trustee. Mr. Marach disclaims beneficial ownership of such shares.
(7) Includes 50,000 shares beneficially owned by Mr. Smith's spouse.
(8) Of such shares, 62,000 are held in the Pedersen Family Limited Partnership, of which Pedersen Holdings, Inc. is sole general partner and Mr. Pedersen serves as sole limited partner. Mr. Pedersen serves as President of Pedersen Holdings, Inc. and owns 33% of its outstanding stock. The remaining 8,380 shares are subject to issuance to Mr. Pedersen upon the exercise of certain stock options.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table shows the compensation awarded or paid by the Company to the Chief Executive Officer and the four executive officers (the "Named Executive Officers") of the Company during the fiscal years ended May 31, 1995 and 1996:

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                                                   ------------
                                      ANNUAL                        SECURITIES
                                   COMPENSATION                     UNDERLYING
        NAME AND          FISCAL -----------------  OTHER ANNUAL     OPTIONS       ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY   BONUS   COMPENSATION(1) (# SHARES)   COMPENSATION(2)
   ------------------     ------ -------- -------- --------------- ------------ ---------------
James N. Farley(3)
 Chairman and Chief        1996  $252,120 $100,000     $13,754             0        $2,097
 Executive Officer......   1995   303,748  258,267      13,754             0           900
Makoto Kouzuma(3)
 President and Chief Op-   1996  $166,859 $140,000         --         46,796        $1,800
 erating Officer........   1995   254,823  117,906         --         22,000           900
Roger K. Marach
 Treasurer and Chief Fi-   1996  $144,200 $ 92,500     $ 6,838        31,198        $1,337
 nancial Officer........   1995   118,844   47,000      31,168        19,040           900
Christopher E. Augur
 President of SpeedFam     1996  $139,327 $ 90,000     $ 6,838        28,078        $1,005
 Corporation............   1995   117,974   45,000       7,524        19,040           900
Robert R. Smith
 Managing Director--       1996  $141,883 $ 41,292     $18,118        12,479           --
 SpeedFam Limited.......   1995   137,164   37,752      18,772         9,520           --

- --------
(1) Represents auto allowances and, for Mr. Marach in fiscal 1995, relocation expenses of $24,330.
(2) Consists of the Company's matching contribution to the Company's 401(k) Plan and, for fiscal 1996 only, payments of life insurance premiums.
(3) Messrs. Farley and Kouzuma received an aggregate of approximately $156,600 and $336,800, respectively, from the Far East Joint Venture during the Far East Joint Venture's fiscal year ended April 30, 1995. During the Far East First Venture's fiscal year ended April 30, 1996, Mr. Kouzuma received an aggregate of approximately $399,587 from the Far East Joint Venture and, prior to entering into his employment agreement with the Company, Mr. Farley received an aggregate of approximately $44,000 from the Far East Joint Venture (based upon the yen/dollar exchange rate on dates of payment). See "Certain Relationships."

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with James N. Farley as Chairman of the Board of Directors and Chief Executive Officer, Makoto Kouzuma as President and Chief Operating Officer and Roger K. Marach as Chief Financial Officer and Treasurer; SpeedFam Corporation, a wholly owned subsidiary of the Company in the U.S., has entered into an employment agreement with Christopher E. Augur as President; and SpeedFam Limited, the Company's British subsidiary, has entered into an employment agreement with Robert R. Smith, its Managing Director (collectively, the "Employment Agreements"). The Employment Agreements, each dated September 1995, have an initial term of one year and may be terminated only for cause.

  The Employment Agreements set salaries, provide for bonuses at the discretion of the Compensation Committee of the Board of Directors, grant car allowances, and entitle the employee to participate in and receive the benefits of any and all pension, profit sharing, health, disability and insurance plans which the respective company may maintain. Salaries for each of Messrs. Farley, Kouzuma, Marach, Augur and Smith have been set by their respective Employment Agreement at an annual amount of $250,000, $100,000, $145,000, $140,000 and (Pounds)91,254 (approximately $147,000) (based on pound/dollar exchange rate on May 31, 1995), respectively. Mr. Farley has agreed to pay to the Company all compensation received from the Far East Joint Venture.

  In the event of sickness or disability which renders the employee unable to perform his duties, the respective company may, at its option, cease to pay compensation to the employee other than premiums on group health, disability and life insurance plans until the employee is able to reassume his duties.

  The Employment Agreements provide that upon the termination of the employee, the employee agrees not to disclose trade secrets of the respective company, agrees that for a period of one year any inventions relating to the respective company's business will be the property of the respective company, and the employee further agrees not to compete against the respective company for a period of one year.

  Messrs. Farley, Kouzuma, Marach, Augur and Smith have also separately entered into severance agreements with the Company which provide for a severance payment to the employee of 2.5 times the employee's Base Annual Salary (as defined in the severance agreements) in the event of (a) a voluntary or involuntary termination within a certain period following a change in control, or (b) an involuntary termination (defined to mean a termination other than for cause, or by reason of death or disability, or a voluntary resignation) outside of a change in control period. As provided in the agreements, the employee is entitled to the severance payment if a change of control occurs resulting from a tender offer, exchange offer, merger, consolidation or other business combination (each a "transaction") such that
(i) any person, other than James N. Farley or his affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of the Company; (ii) the directors of the Company, prior to such transaction, cease to constitute a majority of the directors following the transaction; (iii) the shareholders of the Company, prior to such transaction, own, in the aggregate, less than 70% of the outstanding voting securities of the surviving entity in the case of a merger or consolidation; (iv) more than 50% of the voting securities of the Company are transferred as a result of a tender offer or exchange offer; or (v) the Company transfers substantially all of its assets to another corporation of which the Company owns less than 50% of the outstanding voting securities.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth each grant of stock options made during the fiscal year ended May 31, 1996 to each of the Named Executive Officers. Mr. Farley, Chairman and Chief Executive Officer, has not been granted any stock options. No stock appreciation rights were granted during such year to any of the Named Executive Officers.

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                          FOR OPTION TERM(4)
                         -------------------------------------------------------- -----------------------------
                                                PERCENT OF
                         NUMBER OF SECURITIES TOTAL OPTIONS
                          UNDERLYING OPTIONS    GRANTED TO   EXERCISE
                              GRANTED(1)       EMPLOYEES IN    PRICE   EXPIRATION
NAME                             (#)          FISCAL YEAR(2) ($/SH)(3)    DATE         5%             10%
- ----                     -------------------- -------------- --------- ---------- -----------------------------
Makoto Kouzuma..........        46,796             14%        $20.50    5/31/06        $603,310      $1,415,805
Roger K. Marach.........        31,198              9%        $20.50    5/31/06         402,215         943,890
Christopher E. Augur....        28,078              8%        $20.50    5/31/06         361,991         849,495
Robert R. Smith.........        12,479              4%        $20.50    5/31/06         160,884         377,550

- --------
(1) Options become exercisable over a five-year period with 20% vesting annually beginning May 31, 1997. The term of the options is ten years.
(2) Based on an aggregate of 330,976 options granted to employees in fiscal 1996 including the Named Executive Officers.
(3) The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.
(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth the number and value of the unexercised options held by each of the Named Executive Officers at May 31, 1996. Mr. Farley, Chairman and Chief Executive Officer, has not been granted any stock options.

                                                                           VALUE OF
                                                         NUMBER OF       UNEXERCISED
                                                        UNEXERCISED      IN-THE-MONEY
                                                        OPTIONS AT        OPTIONS AT
                                                        FY-END (#)      FY-END ($)(1)
                         SHARES ACQUIRED    VALUE      EXERCISABLE/      EXERCISABLE/
NAME                     ON EXERCISE (#) REALIZED ($) UNEXERCISABLE     UNEXERCISABLE
- ----                     --------------- ------------ --------------- ------------------
Makoto Kouzuma..........          0        $      0    72,640/93,856  $1,161,806/691,804
Roger K. Marach.........     11,000         139,748    44,808/75,830     722,429/676,490
Christopher E. Augur....          0               0    39,608/72,710     636,926/676,490
Robert R. Smith.........     20,000         251,360    30,304/44,095     491,114/491,165

- --------
(1) Value is based on the difference between the stock option exercise price and the closing price on May 31, 1996 of $20.50, multiplied by the number of shares of Common Stock underlying the stock options.

1995 PURCHASE PLAN

  The Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan")is designed to provide employees of the Company and its Designated Subsidiaries (as defined in the 1995 Purchase Plan) with an opportunity to purchase Common Stock of the Company.

  A summary of the principal features of the 1995 Purchase Plan follows.

  Term. The 1995 Purchase Plan became effective on October 6, 1995 and will continue in effect for a term of 20 years unless terminated earlier pursuant to the provisions of the 1995 Purchase Plan.

  Administration. The 1995 Purchase Plan is administered by the Board of Directors or a committee of members of the Board appointed by the Board.

  Participation. Only employees may participate in the 1995 Purchase Plan. For this purpose, an "employee" is any person, including an officer, who is regularly employed at least 20 hours per week and more than five months per calendar year by the Company or one of its Designated Subsidiaries. No employee shall be permitted to subscribe for shares under the 1995 Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (including stock issuable upon exercise of options held by him or her), nor shall any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) under the 1995 Purchase Plan in any calendar year. At May 31, 1996 there were 382 employees eligible to participate in the 1995 Purchase Plan.

  Type of Awards. On the first day of an offering period, each eligible employee participating in the 1995 Purchase Plan will be granted an option to purchase (at the per share option price) up to a certain number of shares of Common Stock. There will generally be one offering under the 1995 Purchase Plan during each six month period. The first offering period commenced on October 6, 1995 and was terminated on December 31, 1995. Subsequent offering periods have been and are currently intended to be January 1 through June 30 and July 1 through December 31 and continue until the 1995 Purchase Plan is terminated. The Board of Directors of the Company, or any committee designated by the Board of Directors to administer the 1995 Purchase Plan will have the power to change the duration of future offering periods with respect to future offerings without shareholder approval if the change is announced at least fifteen days prior to the first offering period to be affected.

  Shares Available. The maximum number of shares of Common Stock originally available for sale under the plan was 500,000 shares. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits, reverse stock splits or stock dividends, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share.

  Stock Options. The per share option price of shares sold in an offering under the 1995 Purchase Plan will be the lower of (i) 85% of the fair market value of a share of Common Stock of the Company on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of an offering period. The fair market value of a share of Common Stock on a given date shall be the closing price as reported in The Wall Street Journal or, if not so reported, the fair market value shall be determined pursuant to the provisions of the 1995 Purchase Plan. The 1995 Purchase Plan provides that the purchase price of such shares of Common Stock during the offering period shall not exceed 15% of the employee's total compensation during such offering period. Funds received upon sales of Common Stock under the 1995 Purchase Plan will be used for general corporate purposes. The option for the purchase of shares available to each participant in the 1995 Purchase Plan will be exercised automatically on the last day of an offering period, and the maximum number of shares will be purchased for such participant subject to payment in full by the participant for such shares within 30 days. An eligible employee who is a participant in the 1995 Purchase Plan may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the 1995 Purchase Plan at least fifteen days prior the last day of the offering period. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the 1995 Purchase Plan immediately.

  Adjustments. The Board of Directors may make provision for adjusting the number of shares of Common Stock reserved, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation. In the event of the proposed liquidation or dissolution of the Company, the offering period will cease and an employee's participation in the 1995 Purchase Plan will be terminated immediately before consummation of such proposed event unless otherwise provided by the Board of Directors. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation unless the Board of Directors determines that the employee will have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution in such event, the employee's option will be fully exercisable for fifteen days from the date of notice by the Board of Directors, after which the employee's rights under the 1995 Purchase Plan shall terminate.

  Termination and Amendment. The Board of Directors may at any time amend or terminate the 1995 Purchase Plan, except that no such termination may affect options previously granted and no amendment may make any change in any option granted prior to such time which adversely affects the rights of any participant in the 1995 Purchase Plan. Under the 1995 Purchase Plan, an amendment to increase the number of shares reserved for issuance requires the prior approval of the shareholders of the Company.

1995 STOCK PLAN

  The 1995 Stock Plan for Employees and Directors of the Company (the "1995 Stock Plan") is designed to enhance the long-term profitability and shareholder value of the Company by offering stock-based incentives to those individuals who are key to the growth and success of the Company, to attract and retain executives and directors with experience and ability on a basis competitive with industry practice and to encourage executives and directors to acquire and maintain stock ownership in the Company. At May 31, 1996, options and rights to acquire 8,000 shares of Common Stock under the 1995 Stock Plan were outstanding.

  A summary of the principal features of the 1995 Stock Plan follows.

  Term. The 1995 Stock Plan became effective as of July 27, 1995 and has no fixed expiration date.

  Administration. The 1995 Stock Plan is administered by the Compensation Committee which has the exclusive authority to make awards under the 1995 Stock Plan and all interpretations and determinations affecting the 1995 Stock Plan. No Compensation Committee member will be eligible to participate in the 1995 Stock Plan or may be awarded equity securities of the Company pursuant to the 1995 Stock Plan or any other plan of the Company during the year prior to Compensation Committee service unless the 1995 Stock Plan or any other such plan and the award under the 1995 Stock Plan or any other such plan comply with the applicable requirements of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 1995 Stock Plan and the grant of stock options to the directors pursuant to the 1995 Stock Plan have been structured to comply with the applicable requirements of Rule 16b-3 and may only be amended to the extent permitted by Rule 16b-3.

  Participation. Participation in the 1995 Stock Plan is limited to key officers and other employees of the Company and any of its subsidiaries ("Employees") and any member of the Board of Directors of the Company who is not then an Employee or beneficial owner, either directly or indirectly, of more than 10% of the Common Stock ("Eligible Director"), who are selected from time to time by the Compensation Committee. Employees who are participants in the 1995 Stock Plan are also eligible to participate in any other incentive plan of the Company. Eligible Directors are eligible to receive automatic grants of non-qualified stock options pursuant to the provisions of the 1995 Stock Plan.

  Type of Awards. Awards under the 1995 Stock Plan may be in the form of stock options (including incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and in particular with all such requirements which apply to employees owning 10% or more of the total combined voting power of all classes of stock of the Company), restricted shares and restricted units. Stock Appreciation Rights ("SARs") may be awarded by the Compensation Committee in connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right"). Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. However, the exercise price per share of Common Stock purchasable under any ISO and the option price of any SAR accompanying an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the ISO or SAR accompanying an ISO.

  Shares Available. No more than 1,000,000 shares of Common Stock may be issued under the 1995 Stock Plan (subject to adjustment as described below for stock splits, stock dividends, recapitalizations, mergers and other events as described in the 1995 Stock Plan). Generally, any shares of Common Stock which cease to be subject to purchase under a granted option, or any forfeited restricted shares or restricted units, will become available for subsequent awards under the 1995 Stock Plan.

  Stock Options. The term of all options granted to Employees under the 1995 Stock Plan will be fixed by the Compensation Committee; however, the term of ISOs may not exceed ten years from the grant date. The exercise price for any shares of Common Stock purchasable under an option granted to Employees will be determined by the Compensation Committee subject to adjustment as described below. The exercise price for any shares purchasable under an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date the ISO is granted. Each option granted to an Employee will become exercisable as determined by the Compensation Committee, provided the Compensation Committee may, in its discretion, accelerate the exercisability of any option, in whole or in part, at any time. The terms of non-qualified stock options granted to Eligible Directors, the exercise price for shares purchasable under such options and the date such options become exercisable are determined pursuant to the formula provision of the 1995 Stock Plan which can only be amended to the extent permitted by Rule 16b-3. However, each option granted either to an Employee or Eligible Director will become exercisable in full at the earliest of the death, Eligible Retirement (as defined in the 1995 Stock

Plan) or Total Disability (as defined in the 1995 Stock Plan) of the option holder or a Change in Control (as defined in the 1995 Stock Plan) of the Company. Each option shall be exercisable in full or in part, subject to certain requirements in the 1995 Stock Plan, by payment of the exercise price in cash or already owned shares for the number of shares of Common Stock to be purchased.

  Stock Appreciation Rights. The Compensation Committee may grant SARs in connection with any option granted under the 1995 Stock Plan, either as a tandem right or a freestanding right. Each tandem right is subject to the same terms and conditions as the related options. The exercise price of SARs granted under the 1995 Stock Plan will be determined by the Compensation Committee; however, the exercise price of each SAR granted in connection with an ISO will not be less than 100% of the fair market value of a share of Common Stock on the date the ISO is granted. Upon exercise of an SAR, the holder will be entitled to receive the excess of the fair market value of a share of Common Stock over the total exercise price for a share of Common Stock, payable in cash (unless otherwise determined by the Compensation Committee).

  SARs may be granted to Employees deemed officers for purposes of Section 16 of the Exchange Act. SARs granted to such officers may not be transferred or disposed of within six months from the date of grant or within six months of the date the exercise price is fixed. SARs granted to such officers generally may be exercised only during the ten business days beginning on the third business day following announcement of the Company's quarterly earnings.

  Restricted Shares. The Compensation Committee may make awards of shares of Common Stock on such terms, conditions and restrictions as it determines. The holder of such shares will generally have the rights of shareholders subject to the provisions of the 1995 Stock Plan. The Compensation Committee may at any time, in its sole discretion, waive the terms and conditions and/or shorten the restricted period established for any award. All restrictions with respect to a restricted share award will lapse upon the earliest to occur of the death, Eligible Retirement or Total Disability of the holder or a Change in Control of the Company. Except as set forth elsewhere in this summary and in the 1995 Stock Plan, all restricted shares and all rights with respect to such restricted shares will be forfeited by reason of termination of employment. None of the shares subject to a restricted share award may be sold, transferred, assigned or pledged until they are delivered to the holder of the share award.

  Restricted Units. The Compensation Committee is authorized to grant and to determine the terms, conditions and restrictions of any restricted unit awards. No shares of Common Stock will be issued at the time the award is made and the Company will not be required to set aside funds for the payment of any such award. The Compensation Committee may at any time, in its sole discretion, waive the terms and conditions and/or shorten the restricted period established for any award. All restrictions with respect to a restricted unit award will lapse upon the earliest to occur of the death, Eligible Retirement or Total Disability of the holder or a Change in Control of the Company. Restricted unit awards may be paid in cash or shares or any combination thereof.

  Adjustments. The Compensation Committee may, at any time, in the event of any stock dividend, stock split, recapitalization, merger, consolidation or other change in the capitalization of the Company or similar corporate transaction or event affecting the Common Stock, in such manner as it deems equitable, adjust, among other things, (i) the limitation of 1,000,000 shares that may be issued under the 1995 Stock Plan; (ii) the number and class of shares that may be subject to stock options, restricted shares or restricted units that have not been issued; (iii) the exercise price to be paid for unexercised stock options; and (iv) the share value used to determine the amount or value of any award under the 1995 Stock Plan.

  Termination and Amendment. The Board of Directors may suspend, terminate, modify or amend the 1995 Stock Plan at any time, but if any such amendment requires shareholder approval in order to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, such amendment may not be effected without obtaining shareholder approval. The Board of Directors may terminate the 1995 Stock Plan, but the terms of the 1995 Stock Plan will continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the 1995 Stock Plan may adversely affect the rights of an Employee or Eligible Director under previously granted awards.

1991 STOCK PLAN

  The 1991 Employee Incentive Stock Option Plan, as amended (the "1991 Stock Plan") is designed to reward valued employees of the Company by granting incentive stock options to those individuals who are key to the growth and success of the Company. Directors who are not employees are not eligible to participate in the 1991 Stock Plan.

  A summary of the principal features of the 1991 Stock Plan follows.

  Term. The 1991 Stock Plan expires on May 31, 2001.

  Administration. The 1991 Stock Plan is administered by the Compensation Committee which has the exclusive authority to make awards under the 1991 Stock Plan and all interpretations and determinations affecting the 1991 Stock Plan. No member of the Compensation Committee will be eligible to participate in the 1991 Stock Plan.

  Participation. Participation in the 1991 Stock Plan is available only to persons who are employees of the Company or of any of its subsidiaries (as defined in Section 425 of the Code) ("Employees"). No person may be granted an option under the 1991 Stock Plan who is the beneficial owner, either directly or indirectly, of more than 10% of the Common Stock of the Company at the time the option is granted, except as provided in the 1991 Stock Plan. The Compensation Committee of the Board of Directors of the Company will determine the employees to be granted options under the 1991 Stock Plan, the number of shares of Common Stock subject to each option, and the period and terms and conditions of each option in accordance with the provisions of the 1991 Stock Plan.

  Shares Available. No more than 1,500,000 shares of Common Stock may be issued and sold pursuant to options granted under the 1991 Stock Plan (subject to adjustment for stock splits, stock dividends, recapitalizations, mergers or consolidations). At May 31, 1996, options to acquire 1,265,068 shares of Common Stock under the 1991 Stock Plan were outstanding.

  Stock Options. Awards under the 1991 Stock Plan will be in the form of incentive stock options ("ISOs") which meet the requirements of Section 422 of the Code and in particular with all such requirements which apply to employees owning 10% or more of the total combined voting power of all classes of stock of the Company. The term of all options granted to Employees under the 1991 Stock Plan will be fixed by the Compensation Committee, however, the term of ISOs may not exceed 10 years from the grant date, unless the Employee to whom the option is granted owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company, then the term of such option may not exceed five years from the grant date. The exercise price for any shares purchasable under an ISO will be determined by the Compensation Committee but will not be less than 100% of the fair market value of the shares of Common Stock on the date the ISO is granted. Each option granted to an Employee will become exercisable as determined by the Compensation Committee provided the Compensation Committee may, in its discretion, accelerate the exercisability of any option, in whole or in part, at any time.

  Restrictions. The aggregate fair market value of the Common Stock (determined at the time the option is granted) with respect to which ISO's are exercisable for the first time by an Employee during any calendar year may not exceed $100,000. The Compensation Committee may make awards of shares of Common Stock on such terms, conditions and restrictions as it determines. Any option granted to an officer of the Company, or the shares of Common Stock into which any such option is exercised, may not be transferred or disposed of within six months from the date of grant. Except as set forth elsewhere in this summary and in the 1991 Stock Plan, all shares of Common Stock and all rights with respect to such shares of Common Stock will be forfeited by reason of termination of employment. The right to purchase shares of Common Stock under an option granted under the 1991 Stock Plan may not be sold, transferred, assigned, pledged or otherwise disposed of, except that any options granted to an Employee may be transferred upon the death of such Employee.

  Termination and Amendment. The Board of Directors may suspend, terminate, modify or amend the 1991 Stock Plan at any time, but if any such amendment requires shareholder approval in order to meet the requirements of the then applicable rules under Section 16(b) of the Exchange Act, such amendment may not be effected without obtaining shareholder approval. Without the approval of shareholders, no amendment may be made to the 1991 Stock Plan which increases the number of shares of Common Stock which may be purchased (except with respect to certain recapitalizations), changes the purchase price or extends the period during which the shares of Common Stock may be purchased under any option. The Board of Directors may amend the 1991 Stock Plan at any time and without shareholder approval to the extent necessary to cause ISOs granted under the 1991 Stock Plan to meet the requirements of Section 422A of the Code.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee was appointed on July 27, 1995, in connection with the Company's initial public offering, and consists of Messrs. McCook, Meyer and Miller. The duties of the Compensation Committee are to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. Specifically, the Compensation Committee, after consultation with senior management: (i) determines compensation for all officers of the Company, (ii) grants awards to officers under the Company's compensation and benefit plans, and (iii) adopts major Company compensation policies and practices. The Compensation Committee met one time during fiscal 1996 and reviewed the compensation packages of all executive officers and determined appropriate bonuses and other compensation, including the granting of options to purchase Common Stock. Prior to, and specifically in connection with the Company's preparation for an initial public offering in 1995, the Company's executive officers consulted with certain financial advisers regarding appropriate compensation levels and implemented their recommendations. The Compensation Committee did not undertake compensation-related duties until completion of the Company's initial public offering in October 1995.

  The Compensation Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives through a compensation program consisting of base salary, annual incentives and stock options. The level of compensation for the executive officers are generally intended to be competitive with those of other executives in similar positions and companies in the semiconductor equipment manufacturing business and other high technology-related companies, based upon the relative size of those companies and the scope of the executive's responsibilities. It is the Company's policy to target both base salaries and stock option awards at a competitive level with this group. Annual incentive opportunities are set slightly above the competitive group. This competitive group of companies is similar to, but not identical to, those companies used in the Peer Group Index described on page 15 of this Proxy Statement.

  After determining the level of compensation for each executive officer as compared with such person's counterparts, the Compensation Committee weighs the individual's performance and considers such officer's contribution to the financial and other objectives of the Company. The goals and objectives are established in advance of the performance period, and may reflect specific individual objectives for the officer, financial or other objectives for the Company, or a combination of these factors. Among the criteria used by the Company in making pay decisions both for salary actions and incentive awards are revenues, earnings, results of operations and special projects and the overall financial performance of the Company from year to year. Further, the Compensation Committee may adjust awards to an individual based on the specific achievements of the individual officer.

  In fiscal 1996, the Compensation Committee reviewed each officer's performance evaluation and the recommendations of the Chairman as to the achievements of the Company's and individual officer's performance goals. Based upon these reviews, the Compensation Committee determined the annual compensation payments reflected in the Summary Compensation Table included in this Proxy Statement. The fiscal 1996 compensation figures for the Named Executive Officers include compensation earned prior to the Company's initial public offering in October 1995 and, therefore, prior to the commencement of the employment agreements that were entered into by each Named Executive Officer in connection with such offering. See "Compensation of Executive Officers--Employment Agreements."

  The Compensation Committee also may grant executives and other employees stock options under the Company's stock option plans. The Compensation Committee believes that stock ownership by management encourages management to maximize share owner value. Stock options granted to executives and other employees of the Company give optionees the right to purchase shares of the Company's Common Stock. Generally, the Compensation Committee grants stock options based on a number of factors, including, but not limited to, competitive practice, the individual's position in the Company, and the individual's performance and potential.

  The Company intends, to the extent practicable, to preserve the deductibility under the Internal Revenue Code for all compensation paid to its executive officers while maintaining compensation programs to attract, retain and motivate the highly qualified executives needed by the Company to operate successfully in a highly competitive marketplace.

  The Compensation Committee's bases for determining the compensation of the Company's Chairman and Chief Executive Officer, Mr. James Farley, have been substantially the same as those referred to for the other executive officers of the Company. In determining Mr. Farley's annual compensation, the Compensation Committee considered the extent to which the Company had achieved its financial and operating goals. At Mr. Farley's request, the Compensation Committee did not grant any stock options to Mr. Farley.

  Messrs. Makoto Kouzuma, Roger Marach and Christopher Augur each received bonuses for fiscal 1996 in excess of that which is provided for in their respective employment agreements. The Compensation Committee, in consultation with the entire Board of Directors, determined that such bonuses, in addition to stock options granted, were appropriate based on the financial performance of the Company for the year ended May 31, 1996.

                            COMPENSATION COMMITTEE
                            ----------------------
                            Thomas J. McCook
                            Dr. Stuart Meyer
                            Robert M. Miller


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There are no transactions involving members of the Compensation Committee and the Company.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the eight month cumulative total return on the Common Stock to the eight month cumulative total returns on the Nasdaq Market Index and the Peer Group Index. This measurement period begins on the date the Common Stock began trading and ends on the last trading date of the Company's last completed fiscal year. The Company designs, develops, manufactures, markets and services high throughput precision surface processing systems used in the fabrication of thin film memory disk media, semiconductor wafers, general industrial components and semiconductor devices through chemical mechanical polishing or CMP. The Peer Group Index used by the Company consists of nine companies that the Company believes engage in a similar business and serve similar markets as that of the Company. The companies in the Peer Group Index are as follows: Applied Materials Inc., FSI International, Inc., Integrated Process Equipment Corp., Lam Research Corp., Novellus Systems Inc., OnTrak Systems Inc., PRI Automation, Inc., Semitool Inc., and Silicon Valley Group, Inc.

                             [GRAPH APPEARS HERE]

                                   10/10/95       11/30/95       2/29/96       5/31/96
- --------------------------------------------------------------------------------------
  SpeedFam International, Inc.      100.00         143.26        119.10        184.27
- --------------------------------------------------------------------------------------
  NASDAQ Market Index               100.00         108.00        112.06        127.37
- --------------------------------------------------------------------------------------
  Peer Group Index                  100.00         102.56         75.90         80.42


  In the case of the Nasdaq Market Index and the Peer Group Index, a $100 investment made on October 10, 1995, and reinvestment of all dividends are assumed. In the case of the Company, a $100 investment made on October 10, 1995, is assumed (the Company paid no dividends in 1995 or 1996).

                             STOCKHOLDER PROPOSALS

  Any shareholder proposal intended to be presented at the 1997 annual meeting of the Company's shareholders must be received at the principal executive offices of the Company by May 9, 1997, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matter referred to in this Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ James N. Farley

                                          James N. Farley
                                          Chairman of the Board

September 9, 1996